Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Francis M. Rowan
Linens ‘n Things
(973) 815-2929
frowan@lnt.com

Linens ‘n Things Reports Second Quarter 2007 Financial Performance

Execution in Merchandising Contributes to Improved Results

Clifton, NJ — August 14, 2007 — Linens Holding Co. (“LNT” or the “Company”), a leading home furnishings specialty retailer known as “Linens ‘n Things,” today reported its financial results for the second quarter ended June 30, 2007.

The Company reported total net sales of $593.6 million for the quarter, a 2.9% decrease over the same quarter in 2006.  This decrease in net sales resulted from a comparable store sales decline of 7.3% for the quarter, partially offset by the opening of new stores.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization.  As part of its reporting, it also presents Adjusted EBITDA, which excludes the impact of transaction expenses from the February 2006 acquisition of Linens ‘n Things, Inc., and other non-recurring or non-cash expenses, and normalizes occupancy costs for certain purchase accounting and rent-related adjustments.  For the quarter, the Company generated Adjusted EBITDA of negative $5.6 million compared to Adjusted EBITDA of negative $15.3 million in the second quarter of 2006.  Second quarter Adjusted EBITDA was the result of the improved reported gross margin for the period of 41.6% in the second quarter of 2007 compared to 39.0% in the second quarter of 2006.  The improvement in gross margin for the second quarter was driven by lower net markdowns compared to the prior year period, less clearance of discontinued inventory and a more balanced performance across the Company’s product categories.

The Company generated a net loss for the second quarter of 2007 of $42.0 million compared with a net loss of $39.1 million in the second quarter of 2006.

“Although top line sales comparisons were difficult as expected, given the high levels of clearance in the comparable quarter last year, we did see some encouraging signs during the second quarter,” said Robert DiNicola, Chairman and Chief Executive Officer.  “Comparable store sales improved sequentially by month through the quarter, and a better performance within our mix contributed to higher gross margins.  As we have previously discussed, our goal is to continue to improve upon our merchandising, marketing, and store line execution so that we can enjoy a more stabilized business by the end of Phase One of our long-term strategy.”

For the second quarter, the Company used cash from operating activities of $54.8 million, ending the quarter with an asset-based revolver balance of $265.1 million, cash on hand of $17.0 million and excess availability under its revolving credit facility of $219.1 million.  The use of cash in the second quarter primarily reflects seasonal working capital requirements as the Company prepares for the upcoming back-to-school selling season.  For the second quarter of 2007, the Company had capital expenditures of $10.9 million compared with $18.6 million during the prior year period.

Net sales for the twenty-six week period ended June 30, 2007 decreased 3.3% to $1,165.1 million, as compared with net sales of $1,204.4 million for the same period last year.  Comparable net sales for the twenty-six week period ended June 30, 2007 decreased 6.3%.

Net loss for the twenty-six week period ended June 30, 2007 was $100.2 million as compared with a net loss of $104.6 million for the same period last year.

During the second quarter of 2007, the Company opened seven stores and closed zero stores as compared with opening six stores and closing zero stores during the second quarter of 2006.  Store square footage increased 3.9% to 19.2 million at June 30, 2007 compared with 18.5 million at July 1, 2006.

Conference Call Details

The Company will host a conference call to report the second quarter 2007 financial results on August 14, 2007 at 12:00 pm ET.  To listen to this call, dial: 1-888-694-4702, conference ID 9010622.  Following the completion of the call, a replay will be available through September 3, 2007 by dialing 1-877-519-4471, passcode 9010622.  A webcast of the call will be available on www.lnt.com through September 3, 2007.

Linens ‘n Things, with 2006 sales of approximately $2.8 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories.  As of June 30, 2007, Linens ‘n Things operated 580 stores in 47 states and seven provinces across the United States and Canada.  More information about Linens ‘n Things can be found online at www.lnt.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information.  As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature.  The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would” and “could,” often identify forward-looking statements.  The Company believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, and we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control.  Such factors include, without limitation: general economic conditions; changes in the retailing environment and consumer spending habits; inclement weather and natural disasters; competition from existing and potential competitors; the amount of merchandise markdowns; loss or retirement of key members of management; increases in the costs of borrowings and unavailability of additional debt or equity capital; impact of our substantial indebtedness on our operating income and our ability to grow; the cost of labor; labor disputes; increased healthcare benefit costs; and other costs and expenses.  This list of factors is not intended to be exhaustive.

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Thirteen Weeks Ended June 30, 2007	Thirteen Weeks Ended July 1, 2006

Net sales	$593,571	$611,583
Cost of sales, including buying and distribution costs	346,654	373,265

Gross profit	246,917	238,318
Selling, general and administrative expenses	289,179	283,219

Operating loss	(42,262)	(44,901)

Interest income	(109)	(33)
Interest expense	25,725	21,845

Interest expense, net	25,616	21,812

Other income, net	(1,425)	(2,932)

Loss before benefit for income taxes	(66,453)	(63,781)
Benefit for income taxes	(24,467)	(24,654)

Net loss	$(41,986)	$(39,127)

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Twenty-six Weeks Ended June 30, 2007	February 14, 2006 to July 1, 2006	January 1, 2006 to February 13, 2006

	(Successor Entity)	(Successor Entity)	(Predecessor Entity)

Net sales	$1,165,131	$919,428	$284,971
Cost of sales, including buying and distribution costs	704,730	562,333	180,675

Gross profit	460,401	357,095	104,296
Selling, general and administrative expenses	572,115	420,779	175,424

Operating loss	(111,714)	(63,684)	(71,128)

Interest income	(264)	(119)	(668)
Interest expense	49,887	31,832	—

Interest expense (income), net	49,623	31,713	(668)

Other income, net	(2,298)	(2,731)	(1,286)

Loss before benefit for income taxes	(159,039)	(92,666)	(69,174)
Benefit for income taxes	(58,879)	(35,967)	(21,270)

Net loss	$(100,160)	$(56,699)	$(47,904)

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2007	December 30, 2006	July 1, 2006

			(Restated)

Current assets:
Cash and cash equivalents	$16,963	$12,526	$13,494
Accounts receivable	36,133	37,063	39,695
Inventories	858,368	793,002	854,823
Prepaid expenses and other current assets	14,288	15,308	74,658
Current deferred taxes	17,879	16,815	6,678

Total current assets	943,631	874,714	989,348
Property and equipment, net of accumulated depreciation of $162,059, $100,616 and $43,543 at June 30, 2007, December 30, 2006 and July 1, 2006, respectively	487,489	530,829	590,781
Identifiable intangible assets, net	146,434	150,044	157,887
Goodwill	270,880	267,830	265,865
Deferred financing costs and other noncurrent assets	42,589	34,517	35,364

Total assets	$1,891,023	$1,857,934	$2,039,245

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$191,021	$204,760	$191,491
Accrued expenses and other current liabilities	194,280	241,911	223,806
Mortgage note payable on property sold	2,043	—	—
Short-term borrowings	—	—	155,006

Total current liabilities	387,344	446,671	570,303
Senior secured notes and other long-term debt	915,125	689,876	652,108
Noncurrent deferred income taxes	74,959	125,977	176,061
Other long-term liabilities	58,287	50,667	45,422

Total liabilities	1,435,715	1,313,191	1,443,894

Shareholders’ equity:
Common stock, $0.01 par value; 15,000,000 shares authorized; 13,013,000 shares issued and outstanding at June 30, 2007 and December 30, 2006; 13,003,000 shares issued and outstanding at July 1, 2006	131	131	130
Additional paid-in capital	653,851	652,395	649,966
Retained deficit	(206,693)	(106,533)	(56,699)
Accumulated other comprehensive income (loss)	8,019	(1,250)	1,954

Total shareholders’ equity	455,308	544,743	595,351

Total liabilities and shareholders’ equity	$1,891,023	$1,857,934	$2,039,245

LINENS HOLDING CO. and SUBSIDIARIES (AND PREDECESSOR)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Successor Entity		Predecessor Entity

	Twenty-six Weeks Ended June 30, 2007	February 14, 2006 to July 1, 2006	January 1, 2006 to February 13, 2006

		(Restated)
Cash flows from operating activities:
Net loss	$(100,160)	$(56,699)	$(47,904)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	64,285	46,816	12,642
Deferred income taxes	(60,738)	(9,902)	(6,725)
Share-based compensation	1,455	2,328	12,484
Amortization of deferred financing charges	4,381	1,610	43
Loss on sale and disposals of property and equipment	307	73	—
Changes in assets and liabilities, net of effect of acquisition:
Decrease (increase) in accounts receivable	1,184	6,231	(2,240)
Increase in inventories	(60,010)	(33,433)	(31,886)
Decrease (increase) in prepaid expenses and other current assets	2,611	(45,410)	(12,153)
Decrease in identifiable intangible assets and other noncurrent assets	72	236	9,580
(Decrease) increase in accounts payable	(16,373)	(41,174)	12,010
Decrease in accrued expenses and other liabilities	(38,969)	(18,169)	(7,807)

Net cash used in operating activities	(201,955)	(147,493)	(61,956)

Cash flows from investing activities:
Acquisition of the Predecessor Entity, net of cash acquired(1)	—	(1,205,502)	—
Additions to property and equipment	(22,495)	(29,630)	(10,956)
Proceeds from sale of property and equipment	3,300	—	—

Net cash used in investing activities	(19,195)	(1,235,132)	(10,956)

Cash flows from financing activities:
Issuance of common stock to Linens Investors LLC and others	—	650,150	—
Issuance of floating rate notes	—	650,000	—
Financing and direct acquisition costs	(2,095)	(59,220)	—
Federal tax benefit from common stock issued under stock incentive plans	—	—	4,298
Net increase in borrowings under revolving credit facility	227,325	155,006	—
Decrease in treasury stock	—	—	674
Payments on mortgage note	(33)	(23)	(10)

Net cash provided by financing activities	225,197	1,395,913	4,962

Effect of exchange rate changes on cash and cash equivalents	390	206	125
Net increase (decrease) in cash and cash equivalents	4,437	13,494	(67,825)
Cash and cash equivalents at beginning of period	12,526	—	158,158

Cash and cash equivalents at end of period	$16,963	$13,494	$90,333

(1)             In connection with the Merger, net cash settlements of approximately $20.0 million and $4.4 million for stock options and restricted stock units, respectively, are included in “Acquisition of the Predecessor Entity, net of cash acquired.”

Net loss reconciliation to EBITDA and Adjusted EBITDA

LNT defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA adjusted to exclude the additional items described in the following table.

The Company presents EBITDA and Adjusted EBITDA because it considers them as useful analytical tools for measuring its ability to service its debt and generate cash for other purposes. EBITDA and Adjusted EBITDA are not measurements of the Company’s financial performance under Generally Accepted Accounting Principles (“GAAP”) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is presented as additional information because management uses Adjusted EBITDA to evaluate the operating performance of the Company. Management also believes that Adjusted EBITDA is a meaningful measurement that is commonly used by investors, security analysts and others to measure the Company’s operating performance.  EBITDA and Adjusted EBITDA may differ from other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

For the thirteen and twenty-six weeks ended June 30, 2007 and July 1, 2006, the following table presents EBITDA reconciled to the Company’s net loss for such periods and Adjusted EBITDA reconciled to EBITDA for such periods.

LINENS HOLDING CO. (AND PREDECESSOR)

(In thousands)

(Unaudited)

	Thirteen	Thirteen	Twenty-Six	Twenty-Six
	Weeks	Weeks	Weeks	Weeks
	Ended	Ended	Ended	Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Net loss	$(41,986)	$(39,127)	$(100,160)	$(104,603)
Benefit for income taxes	(24,467)	(24,654)	(58,879)	(57,237)
Interest expense, net	25,616	21,812	49,623	31,045
Depreciation and amortization	32,369	31,794	64,285	59,458

EBITDA	(8,468)	(10,175)	(45,131)	(71,337)

Non-cash rent expense (a)	2,490	3,015	5,469	5,231
Non-cash lease transactions (b)	(617)	(681)	(1,233)	(884)
Non-cash landlord allowance amortization (c)	(356)	(236)	(659)	(3,289)
Cash landlord allowances received (d)	478	1,021	1,490	3,351

EBITDA after rent related adjustments	(6,473)	(7,056)	(40,064)	(66,928)

Transaction expenses (e)	—	424	—	32,154
Non-cash fixed asset write-off (f)	—	—	16	287
Non-cash stock based compensation (g)	—	1	—	3,180
Write-down of aged inventory (h)	—	(10,313)	—	—
Accelerated payment of stock options (i)	—	—	—	9,305
Stock option expense (j)	884	1,622	1,455	2,328
Executive severance (k)	—	—	21	1,692

Adjusted EBITDA	$(5,589)	$(15,322)	$(38,572)	$(17,982)

(a)             Represents the straight-line effect of scheduled rent increases over the expected lease term.

(b)            Represents non-cash unfavorable lease amortization for leases valued below market as a result of the acquisition of the Company by Apollo Management.

(c)             Non-cash landlord allowance amortization represents the amortization of cash allowances received from landlords at inception of leases.  Non-cash landlord allowance amortization has the effect of reducing rent expense.

(d)            Represents cash allowances received from landlords at inception of leases.

(e)             Transaction costs represent legal and other merger related expenses.

(f)               Represents the non-cash disposal of fixed assets for locations that have closed.

(g)            Represents non-cash compensation expense related to prior restricted stock grants.

(h)            Charges related to change in reserves for markdowns on non-productive and aged inventory.

(i)                Represents acceleration of compensation expense related to stock option grants as a result of the acquisition of the Company by Apollo Management.

(j)                Represents stock compensation expense related to stock option grants under SFAS 123R.

(k)             Charges related to severance for a former executive coupled with individuals effected under the Company's cost containment initiative.